UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015
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GRAHAM HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)
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Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Arlington, Virginia (Address of principal executive offices)	22209 (Zip Code)

Registrant’s telephone number, including area code: (703) 345-6300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 16, 2015, in connection with the previously announced spin-off (the “Spin-off”) of Cable One, Inc. (“Cable One”) from Graham Holdings Company (“Graham”), Graham entered into the agreements described below with Cable One to (1) effect the legal and structural separation of Graham and Cable One, (2) govern the relationship between Graham and Cable One up to and after the completion of the Spin-off and (3) allocate between Graham and Cable One various assets, liabilities and obligations, including, among other things, employee benefits and tax-related assets and liabilities.

Separation and Distribution Agreement

Graham entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Cable One pursuant to which Graham and Cable One will legally and structurally separate.

Under the terms of, and subject to the conditions set forth in, the Separation Agreement (1) Graham and Cable One agreed to effect all transfers of assets and assumptions of liabilities such that Graham and Cable One retain the assets of, and the liabilities associated with, their respective businesses and to use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained promptly following the discovery of such improper transfer or retention, (2) all agreements, arrangements, commitments and understandings, including intercompany accounts payable or accounts receivable, between Graham and Cable One will terminate at the time of the Spin-off, (3) Cable One will pay a cash dividend to Graham in an amount equal to $450,000,000 prior to the effectiveness of the Spin-off and (4) Graham will distribute all the issued and outstanding shares of common stock, par value $0.01 per share, of Cable One to all holders of Graham Class A and Graham Class B common stock as a pro rata dividend in the Spin-off.

Under the Separation Agreement Graham has the right not to complete the Spin-off if, at any time, Graham’s board of directors determines, in its sole and absolute discretion, that the Spin-off is not in the best interests of Graham or its stockholders, or is otherwise not advisable.

Tax Matters Agreement

Graham entered a Tax Matters Agreement (the “Tax Matters Agreement”) with Cable One that will govern Graham and Cable One’s rights, responsibilities and obligations after the Spin-off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns.

The Tax Matters Agreement generally provides that Cable One will indemnify Graham for any taxes resulting from the failure of any step of the Spin-off to qualify for its intended tax treatment under U.S. Federal income tax laws, if such taxes result from (1) untrue representations or breaches of covenants that Cable One makes and agrees to in connection with the Spin-off, (2) the application of Section 355(e) of the Code to the Spin-off by virtue of certain acquisitions of Cable One’s stock or (3) any other action that Cable One knows or reasonably should expect would give rise to such taxes.

With respect to taxes other than those incurred in connection with the Spin-off, the Tax Matters Agreement provides that Cable One will indemnify Graham for (1) any taxes of Cable One or Cable One’s subsidiaries for all periods after the Spin-off, (2) any state or local taxes for all periods that are reported on tax returns that do not include Graham or any of its subsidiaries (other than Cable One) and (3) any U.S. Federal taxes of the Graham group for periods prior to the Spin-off to the extent attributable to Cable One or Cable One’s subsidiaries.

The Tax Matters Agreement imposes certain restrictions on Cable One (including restrictions on share issuances and repurchases, business combinations, an election to be treated as a real estate investment trust, sales of assets and similar transactions) to preserve the tax-free nature of the Spin-off. These restrictions apply for the two-year period after the Spin-off. Cable One will be able to engage in an otherwise restricted action if Cable One obtains an opinion from counsel satisfactory to Graham, a ruling from the Internal Revenue Service or consent from Graham.

Employee Matters Agreement

Graham entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with Cable One that governs employment, compensation and benefits matters in connection with the Spin-off. The Employee Matters Agreement addresses the allocation and treatment of assets and liabilities relating to employees and compensation and benefit plans and programs in which Cable One’s employees participated.

The Employee Matters Agreement provides that, in connection with the Spin-off, (1) a pro-rated portion of the unvested restricted Graham Class B shares held by each Cable One employee will become vested, with proration based on the number of full months that have elapsed from the effective grant date of such restricted shares through the Spin-off, (2) a pro-rated portion of the unvested Graham stock options held by each Cable One employee will become vested, with proration based on the remaining portion of the vesting period that would have elapsed as of the Spin-off and (3) the number of shares of Graham Class B common stock subject to, and the exercise price of, the vested Graham stock options held by the Cable One employees as of the Spin-off will be adjusted to take into account the Spin-off. Other than as provided in the prior sentence, Graham restricted shares and stock options held by Cable One employees will generally be treated as provided in the equity compensation plan under which such awards were granted and the award agreements governing such awards, which will generally result in the forfeiture of all such unvested awards upon the Spin-off.

The Employee Matters Agreement further provides that (1) upon the Spin-off, the accrued benefit of current Cable One employees under Graham’s tax-qualified defined benefit plan, the Retirement Plan for Graham Holdings Company (the “Retirement Plan”), will become vested, and Graham will continue to administer the plan, including making payments under the plan, with respect to current and former Cable One employees with vested rights thereunder, and (2) effective as of the Spin-off, Cable One will have established a plan with terms substantially similar to the defined benefit portion of the Graham Holdings Company Supplemental Executive Retirement Plan (the “DB SERP”), under which plan Cable One will remain responsible for any obligations to current and former Cable One employees who participated in the DB SERP. Accordingly, the Spin-off will trigger a right to receive payments for Cable One employees under the Retirement Plan, but not under the DB SERP.

The Employee Matters Agreement further provides that, effective as of the Spin-off, (1) Cable One will have established a defined contribution plan intended to be tax-qualified (the “Cable 401(k) Plan”), and as soon as practicable following the Spin-off, all account balances held by the Savings Plan for GHC Divisions, which is one of Graham’s qualified defined contribution 401(k) plans, with respect to current and former participating Cable One employees will be transferred to the Cable 401(k) Plan, and (2) Cable One will have established plans with terms substantially similar to each of the Graham Deferred Compensation Plan (the “Graham DC Plan”) and the defined contribution portion of the Graham Holdings Supplemental Executive Retirement Plan (the “DC SERP”), under which plans Cable One will remain responsible for any obligations to current and former Cable One employees who participated in the  Graham DC Plan or DC SERP, as applicable. The Spin-off will not trigger the right to receive distributions under the Graham DC Plan or DC SERP for current and former Cable One employees.

The Employee Matters Agreement also provides for continued participation by Cable One employees in certain of Graham’s welfare plans for a limited period following the Spin-off, and sets forth certain obligations for reimbursements and indemnities between Graham and Cable One.

The descriptions of the Separation and Distribution Agreement, Tax Matters Agreement and Employee Matters Agreement are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, Tax Matters Agreement and Employee Matters Agreement, which are attached as Exhibits 2.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 11, 2015, Graham sent a notice (the “Blackout Notice”) to its directors and executive officers informing them that they will be subject to certain trading restrictions with respect to shares of Graham Common Stock as a result of a blackout imposed in connection with the Spin-off on participants in Graham’s 401(k) plans (the “Plans”) holding units of the Graham Holdings Company Stock Fund.  The Blackout Notice was sent pursuant to Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR, which generally impose certain restrictions on trading in issuer equity securities by directors and executive officers in the event that 50% or more of an issuer’s plan participants are so restricted with respect to the shares in their plan accounts.  The administrator of the Plans has decided to impose restrictions on the units of the Graham Holdings Company Stock Fund held in the Plans in order to facilitate the addition of the Cable One Company Stock Fund units to accounts in the Plans.  The blackout period is scheduled to begin on June 26, 2015, and end during the week of July 5, 2015.  During the blackout period, directors and executive officers will be generally restricted from directly or indirectly purchasing, selling, acquiring, exercising or otherwise transferring equity securities in Graham if those securities were acquired in connection with service or employment as a director or officer of Graham.

A copy of the Blackout Notice is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

2.1	Separation and Distribution Agreement, dated as of June 16, 2015, by and between Graham Holdings Company and Cable One, Inc.*

10.2	Tax Matters Agreement, dated as of June 16, 2015, by and between Graham Holdings Company and Cable One, Inc.

10.3	Employee Matters Agreement, dated as of June 16, 2015, by and between Graham Holdings Company and Cable One, Inc.*

99.1	Blackout Notice, dated June 11, 2015, provided to directors and executive officers of Graham.

*	Graham hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company

By:	/s/ Hal S. Jones
Name: Hal S. Jones
Title: Senior Vice President-Finance (Principal Financial Officer)

Date: June 17, 2015

EXHIBIT INDEX

Exhibit	Description

2.1	Separation and Distribution Agreement, dated as of June 16, 2015, by and between Graham Holdings Company and Cable One, Inc.*

10.2	Tax Matters Agreement, dated as of June 16, 2015, by and between Graham Holdings Company and Cable One, Inc.

10.3	Employee Matters Agreement, dated as of June 16, 2015, by and between Graham Holdings Company and Cable One, Inc.*

99.1	Blackout Notice, dated June 11, 2015, provided to directors and executive officers of Graham

*	Graham hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.